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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 [Registration No. 333-70213 and No. 33-49191] and Forms S-3 [Registration No. 333-01085, No. 333-35539 and No. 33-16721] of Checkpoint Systems, Inc. and its subsidiaries of our report dated March 15, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 29, 2001